EXHIBIT 11.1

                                 CHRONIMED INC.

                        COMPUTATION OF EARNINGS PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                Three Months Ended      Nine Months Ended
                                                Mar. 29,   Mar. 31,    Mar. 29,   Mar. 31,
                                                  1996       1995        1996       1995
                                                --------   --------    --------   --------
Primary
  Average shares outstanding ................     12,330     11,791      12,151     11,616
  Net effect of dilutive stock options
     and warrants -- based on the treasury
     stock method using average market price       1,037        920         835        932
                                                --------   --------    --------   --------

         Total ..............................     13,367     12,711      12,986     12,548
                                                ========   ========    ========   ========

Net income (loss) ...........................   $  1,503   $   (146)   $  3,849   $  1,576
                                                ========   ========    ========   ========

Net income (loss) per share .................   $    .11   $ ( .01)    $    .30   $    .13
                                                ========   ========    ========   ========



Fully Diluted
  Average shares outstanding ................     12,330     11,791      12,151     11,616
  Net effect of dilutive stock options
     and warrants -- based on the treasury
     stock method using the higher of average
     or ending market price .................      1,098        927       1,097        932
                                                --------   --------    --------   --------

         Total ..............................     13,428     12,718      13,248     12,548
                                                ========   ========    ========   ========

Net income (loss) ...........................   $  1,503   $   (146)   $  3,849   $  1,576
                                                ========   ========    ========   ========

Net income (loss) per share .................   $    .11   $ ( .01)    $    .29   $    .13
                                                ========   ========    ========   ========
